EXHIBIT A-3
Cleco Corporation
Consolidating Balance Sheet
At December 31, 2001
(Unaudited)
	Cleco Midstream Consolidated	Cleco Corporation (Holding Company)	Cleco Power	UTS	Cleco Innovations	CLE Resources	Cleco Support Group	Cleco ConnexUs	Total Eliminations and Reclassifications	Cleco Consolidated
Assets
Current assets
Cash and cash equivalents	$ 234	$ 8,202	$ 3,123	$ 7	$ -	$ 372	$ -	$ -	$ -	$ 11,938
Customer accounts receivable	24,319	-	23,200	25	-	-	-	-	-	47,544
Customer receivable intercompany	-	4,648	-	1,128	-	-	2,927	50	(8,753)	-
Other accounts receivable	6,146	696	18,819	(150)	-	7	198	-	-	25,716
Notes receivable	1	-	-	-	-	-	-	-	(1)	-
Notes receivable intercompany	-	249,241	-	-	-	-	-	-	(249,241)	-
Total unbilled revenues	3,061	-	14,802	-	-	-	-	-	-	17,863
Fuel inventory	-	-	11,938	-	-	-	-	-	-	11,938
Materials inventory	1,929	-	14,230	-	-	-	-	-	-	16,159
Risk management assets	1,710	-	104	-	-	-	-	-	-	1,814
Margin deposits	580	-	-	-	-	-	-	-	-	580
Accumulated deferred income taxes - current	1,343	(1,167)	3,518	1,459	-	-	(211)	(24)	(668)	4,250
Other current assets	(246)	2,802	3,918	-	-	-	-	-	326	6,800
	_______________________________________________________________________________
Total current asset	39,077	264,422	93,652	2,469	-	379	2,914	26	(258,337)	144,602
	_______________________________________________________________________________
Property, plant, & equipment
Property, plant, & equipment	256,763	-	1,585,686	-	-	-	2,120	-	-	1,844,569
Accumulated depreciation	(17,828)	-	(637,390)	-	-	-	(548)	-	-	(655,766)
	_______________________________________________________________________________
Net property, plant, & equipment	238,935	-	948,296	-	-	-	1,572	-	-	1,188,803
Construction work in progress	519	856	28,654	-	-	-	5,829	-	-	35,858
	_______________________________________________________________________________
Total property, plant, & equipment, net	239,454	856	976,950	-	-	-	7,401	-	-	1,224,661
	_______________________________________________________________________________
Investment in subsidiary	227,169	198,326	-	-	-	-	-	-	(198,326)	227,169
Other assets		-	-	-	1,747	-	-	-	-	1,747
Operating lease asset	5,904	-	-	-	-	-	-	-	-	5,904
Prepayments	10,872	54	8,300	48	-	-	143	-	-	19,417
Restricted cash	29,670	-	6	-	-	-	-	-	-	29,676
Regulatory asset - deferred taxes	-	-	58,545	-	-	-	-	-	-	58,545
Other deferred charges	4,821	544	39,791	-	-	-	3,263	-	-	48,419
Accumulated deferred fuel - asset	-	-	7,979	-	-	-	-	-	-	7,979
Accumulated deferred income taxes - non-current	1,134	-	-	-	-	-	-	-	(1,134)	-
	_______________________________________________________________________________
Total assets	$ 558,101	$ 464,202	$1,185,223	$ 2,517	$ 1,747	$ 379	$ 13,721	$ 26	$ (457,797)	$ 1,768,119
	======================================================================

Liabilities and equity
Current liabilities
Short term debt	$ 1,880	$ 113,933	$ 63,742	$ -	$ -	$ -	$ -	$ -	$ -	$ 179,555
Short term debt intercompany	238,503	-	-	7,047	2	-	3,487	-	(249,039)	-
Long term debt due in 1 Year	5,466	371	25,000	-	-	-	-	-	-	30,837
Accounts payable	24,847	538	54,284	8	-	-	3,592	1	(1)	83,269
Total AP retainage	6,232	-	207	-	-	-	-	-	-	6,439
Customer payable intercompany	3,287	-	5,187	-	1	153	-	-	(8,628)	-
Customer deposit	(7)	-	20,668	-	-	-	-	-	-	20,661
Taxes accrued	(2,771)	(3,387)	15,605	548	-	(134)	248	434	-	10,543
Interest accrued	6,298	791	7,570	-	-	-	-	-	-	14,659
Risk management liabilities	(4)	-	-	-	-	-	-	-	-	(4)
Accumulated deferred fuel	-	-	-	-	-	-	-	-	-	-
Accum deferred fed & state income tax - current	668	-	-	-	-	-	-	-	(668)	-
Other current liabilities	2,039	1,214	4,809	311	-	-	2,166	-	-	10,539
	_______________________________________________________________________________
Total current liabilities	286,438	113,460	197,072	7,914	3	19	9,493	435	(258,336)	356,498
	_______________________________________________________________________________
Deferred credits
Accum deferred fed & state income tax - non-current	5,729	-	205,316	(122)	-	-	(1,268)	-	(1,134)	208,521
Accum deferred investment tax credit	-	-	22,487	-	-	-	-	-	-	22,487
Regulatory liabilities - deferred taxes	-	-	-	-	-	-	-	-	-	-
Reserve for disposal of segment	-	-	-	164	-	-	-	-	-	164
Other deferred credits	3,150	-	36,434	236	-	142	5,750	-	-	42,712
	__________________________________________________________________________________
Total deferred credits	8,879	-	264,237	278	-	142	4,482	-	-	278,018
	__________________________________________________________________________________
Long term debt, net	216,123	100,202	310,458	-	-	-	-	-	-	626,783
	__________________________________________________________________________________
Total liabilities	511,440	213,662	771,767	8,192	3	161	13,975	435	(259,470)	1,260,165
	__________________________________________________________________________________
Stockholders' equity
Preferred stock
Not subject to mandatory redemption	-	27,326	-	-	-	-	-	-	-	27,326
Deferred compensation related to preferred stock held by ESOP	-	(11,338)	-	-	-	-	-	-	-	(11,338)
	__________________________________________________________________________________
Total preferred stock	-	15,988	-	-	-	-	-	-	-	15,988
	__________________________________________________________________________________
Common shareholders' equity
Common stock	-	45,064	-	-	-	1	-	-	-	45,065
Premium on Capital Stock	-	111,753	-	-	-	-	-	-	-	111,753
Member's equity	21,582	-	172,376	4,495	1,747	(1,023)	-	-	(199,177)	-
Long term debt payable in Company's Common Stock	-	-	-	-	-	-	-	-	-	-
Retained earnings	25,079	79,840	241,080	(10,170)	(3)	1,240	(254)	(409)	850	337,253
Other comprehensive income	-	-	-	-	-	-	-	-	-	-
Treasury stock	-	(2,105)	-	-	-	-	-	-	-	(2,105)
	__________________________________________________________________________________
Total common shareholders' equity	46,661	234,552	413,456	(5,675)	1,744	218	(254)	(409)	(198,327)	491,966
	__________________________________________________________________________________
Total shareholders' equity	46,661	250,540	413,456	(5,675)	1,744	218	(254)	(409)	(198,327)	507,954
	__________________________________________________________________________________
Total liabilities & shareholders' equity	$ 558,101	$ 464,202	$1,185,223	$ 2,517	$ 1,747	$ 379	$ 13,721	$ 26	$ (457,797)	$ 1,768,119
	=========================================================================